UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 5, 2011

China Century Dragon Media, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53021	26-1583852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 801, No. 7, Wenchanger Road, Jiangbei, Huizhou City, Guangdong Province, China
(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code    0086-0752-3138789

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 5, 2011, China Century Dragon Media, Inc. (the “Company”) received, as expected, a notice of noncompliance from the NYSE Amex LLC (the “Exchange”) due to the delay in filing the Company's Annual Report on Form 10-K for the year ended December 31, 2010 (the “Annual Report”).  Sections 134 and 1101 of the Exchange Company Guide (the “Company Guide”) require the timely filing of such report with the Securities and Exchange Commission.  The staff of the Exchange (the “Staff”) cites the Company’s failure to file its Annual Report within the extended due date, that due to the fact that the Company's auditor withdrew its most recent audit opinion, a new independent auditor will need to complete a full audit of the Company's financial statements, and the Company’s inability to estimate when it will be able to file the Annual Report in its determination that the Company has failed to comply with certain additional continued listing standards of the Exchange.  Given the nature of these deficiencies and the fact that the Company is already in delisting proceedings, the Exchange determined that it is inappropriate to offer the Company a plan period under Section 1009 of the Company Guide to rectify these issues. The Company will instead have the opportunity to address these issues, as well as all of the other continued listing deficiencies, at its scheduled hearing.

As previously reported, on March 23, 2011, the Company received a delisting notification from the Exchange due to the Company’s noncompliance with Sections 1003(f)(iii), 132(e), 1003(d), 1002(e) and 127 of the Company Guide.  As a result, the Company was subject to immediate delisting unless it requested an appeal of the Staff’s delisting determination.  In response, the Company timely appealed the Staff’s determination for a hearing before a Listing Qualifications Panel.  The notice of noncompliance has no immediate effect on the listing of the Company’s common stock on the Exchange.

Item 7.01	Regulation FD Disclosure

On April 8, 2011, the Company issued a press release announcing the receipt of a second notice of noncompliance from the Exchange.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information therein is incorporated herein by reference.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release of China Century Dragon Media, Inc., dated April 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA CENTURY DRAGON MEDIA, INC.

Date: April 8, 2011	By:	/s/ George Duan
	Name:	George Duan
	Title:	Chief Financial Officer